Exhibit 99.2

Section 906 Certification

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned hereby certifies that:

(1) I have reviewed the Annual Report on Form 10-K of InLand Capital Fund, L.P. (the "Report") to which this statement is an Exhibit;

(2) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(3) The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of InLand Capital Fund, L.P.

By: Inland Real Estate Investment Corporation

General Partner

/S/ Kelly Tucek____________________________________

Name: Kelly Tucek

Title: Assistant Vice President of the General Partner and

Principal Financial Officer of InLand Capital Fund, L.P.

Date: March 25, 2003